UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2009
ATHENS BANCSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	1-34534	27-0920126

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

106 Washington Avenue, Athens, Tennessee	37303

(Address of principal executive offices)	(Zip Code)
(423) 745-1111
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective November 18, 2009, the Board of Directors of Athens Bancshares Corporation (the “Registrant”) amended Article II, Sections 3(b) and 3(c) of the Registrant’s Bylaws.
     As amended, Article II, Section 3(b) provides that at all times a majority of the whole Board of Directors must reside, work or maintain a place of business in Tennessee or in any Metropolitan Statistical Area, Primary Metropolitan Statistical Area or Consolidated Metropolitan Statistical Area that includes the location of the Registrant’s principal office. Previously, the bylaw provided that a person, in order to be eligible for election, reelection, appointment or reappointment to the Board of Directors, must have resided within a county in which an office of the Registrant or one of its depository subsidiaries is located or any adjacent county in Tennessee.
     As amended, Article II, Section 3(c) eliminates the provision that disqualifies a person, who the bylaw disqualifies from serving as a director, from nominating a person to serve as a director and adds to sub-section (2) of the bylaw a ten-year look-back provision with respect to the timing of the issuance of a cease and desist order.
     A copy of the Amended and Restated Bylaws is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Shell Company Transactions: Not applicable

(d)	Exhibits

Number	Description
3(ii)	Amended and Restated Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENS BANCSHARES CORPORATION

Date: November 18, 2009	By:	/s/ Jeffrey L. Cunningham
Jeffrey L. Cunningham
President and Chief Executive Officer